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As filed with the Securities and Exchange Commission on January 24, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOUNDATION COAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1221 (Primary Standard Industrial Classification Code Number)	42-1638663 (I.R.S. Employer Identification No.)

999 Corporate Boulevard
Suite 300
Linthicum Heights, Maryland 21090-2227
(410) 689-7600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Greg A. Walker, Esq.
General Counsel
Foundation Coal Holdings, Inc.
999 Corporate Boulevard
Suite 300
Linthicum Heights, Maryland 21090-2227
(410) 689-7600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Edward P. Tolley III, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common stock, par value $0.01 per share	(1)	(1)	(1)	(1)

(1)
Since an unspecified amount of securities registered hereby will be offered pursuant to an automatic shelf registration statement, the issuer has elected to rely on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended, to defer payment of the registration fee.

PROSPECTUS

Common Stock

        We and/or certain selling stockholders may offer and sell shares of our common stock, par value $0.01 per share, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time common stock is offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

        Our common stock is listed on the New York Stock Exchange under the symbol "FCL."

        Investing in our common stock involves risks. You should consider the risk factors described in any accompanying prospectus supplement and in the documents we incorporate by reference.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

January 24, 2006

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, we and/or certain selling stockholders may, from time to time, offer and/or sell our common stock in one or more offerings or resales. Each time common stock is offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading "Incorporation of Certain Documents by Reference."

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. No offer of these securities is being made in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

i

AVAILABLE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

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  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

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  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

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  Our Current Reports on Form 8-K filed on March 2, 2005, March 14, 2005, May 5, 2005, June 3, 2005, August 5, 2005, August 11, 2005, October 28, 2005, October 31, 2005, December 8, 2005, December 12, 2005, December 13, 2005 and January 5, 2006.

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  All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering of the securities covered by the prospectus.

        You can request a copy of these filings at no cost, by writing or calling us at the following address:

    Foundation Coal Holdings, Inc.
    999 Corporate Boulevard
    Suite 300
    Linthicum Heights, Maryland 21090-2227
    (410) 689-7600

OUR COMPANY

        All references in this prospectus to "we," "our" and "us" refer collectively to Foundation Coal Holdings, Inc. and its consolidated subsidiaries.

        We are the fifth largest coal producer in the United States, with operations in the four major coal producing regions in the United States: the Powder River Basin, Northern Appalachia, Central Appalachia and the Illinois Basin. Our primary business is to produce, process and sell steam coal, which we sell to producers of electric power, the majority of whom are large U.S.-based utilities with an investment grade credit rating. We also produce and process metallurgical coal for use in the manufacture of steel.

        We employ a variety of different mining techniques at our nine underground mines and four surface mines. A number of these mines are among the most productive coal producers in the regions in which they operate, due to, among other things, our employment of advanced longwall technologies and truck-and-shovel systems. Our current management team has successfully managed our operations as a stand-alone subsidiary of RAG Coal International AG since 1999 and has continued to manage our operations since we became an independent company on July 30, 2004.

        We have a large, geographically diverse reserve base which contains a broad range of coal qualities. Our reserves in Wyoming and West Virginia contain compliance coal, which does not require our customers to use sulfur dioxide reduction technologies (commonly referred to as scrubbers) to comply with the requirements of the Clean Air Act, and other low sulfur coal. Demand for clean burning, lower sulfur coal has grown significantly since the adoption of the Clean Air Act. Our reserves in Pennsylvania contain high Btu coal, which produces a greater amount of energy per ton when burned, but which results in higher sulfur emissions than compliance coal. As a result of the new Clean Air Interstate Rule ("CAIR"), a significant number of utilities have installed or recently initiated plans to install scrubbers and would thus be able to more efficiently burn higher sulfur coals. In addition, other utilities can utilize higher sulfur coal through their use of coal blending or purchased emissions allowances. As a result of the broad range of characteristics and qualities of our reserves, we are positioned to serve our customers in all the major segments of the market.

        Our principal executive office is located at 999 Corporate Boulevard, Suite 300, Linthicum Heights, Maryland 21090 and our telephone number is (410) 689-7600.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents incorporated by reference herein contain forward-looking statements that are not statements of historical fact and may involve a number of risks and uncertainties. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements may also relate to our future prospects, developments and business strategies.

        We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project" and similar terms and phrases, including references to assumptions, in this prospectus to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

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  market demand for coal, electricity and steel;

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  future economic or capital market conditions;

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  weather conditions or catastrophic weather-related damage;

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  our production capabilities;

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  the consummation of financing, acquisition or disposition transactions and the effect thereof on our business;

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  our plans and objectives for future operations and expansion or consolidation;

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  our relationships with, and other conditions affecting, our customers;

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  timing of reductions or increases in customer coal inventories;

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  long-term coal supply arrangements;

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  risks in coal mining;

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  environmental laws, including those directly affecting our coal mining and production, and those affecting our customers' coal usage;

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  competition;

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  railroad, barge, trucking and other transportation performance and costs;

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  our assumptions concerning economically recoverable coal reserve estimates;

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  employee workforce factors;

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  regulatory and court decisions;

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  future legislation and changes in regulations or governmental policies or changes in interpretations thereof;

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  changes in postretirement benefit and pension obligations;

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  our liquidity, results of operations and financial condition; and

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  disruptions in delivery or changes in pricing from third party vendors of goods and services which are necessary for our operations, such as fuel, steel products, explosives and tires.

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  other factors, including those discussed in "Risk Factors" in our incorporated documents.

        You should keep in mind that any forward-looking statement made by us in this prospectus or elsewhere speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus or elsewhere might not occur.

USE OF PROCEEDS

        In the case of a sale of common stock by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of common stock by any selling stockholders, we will not receive any of the proceeds from such sale.

DESCRIPTION OF CAPITAL STOCK

        The following is a description of the material terms of our amended and restated certificate of incorporation and by-laws as each is in effect as of the date of this prospectus. We refer you to our amended and restated certificate of incorporation and by-laws, copies of which are incorporated by reference into the registration statement of which this prospectus forms a part.

Authorized Capitalization

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, of which 45,047,832 shares is currently issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are currently issued and outstanding.

Common Stock

        Voting Rights.    Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

        Dividend Rights.    Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below, if any. The amounts available to us to pay cash dividends will be restricted by our subsidiaries' debt agreements. Foundation PA Coal Company's Senior Credit Facilities and indenture governing the Notes limit the ability of Foundation Coal Corporation, in the case of the indenture, and its direct parent in the case of the Senior Credit Facilities, to pay dividends to us. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

        Liquidation Rights.    Upon liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of the assets, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.

        Other Matters.    The common stock has no preemptive or conversion rights and is not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock, including the common stock offered in this offering, are fully paid and non-assessable.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

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  the designation of the series;

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  the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

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  whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

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  the dates at which dividends, if any, will be payable;

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  the redemption rights and price or prices, if any, for shares of the series;

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  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

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  whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

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  restrictions on the issuance of shares of the same series or of any other class or series; and

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  the voting rights, if any, of the holders of the series.

Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws

        Certain provisions of our amended and restated certificate of incorporation and bylaws, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Removal of Directors; Vacancies

        Our amended and restated certificate of incorporation and the bylaws provide that (i) prior to the date on which the Sponsors cease to own at least 40% of all the then outstanding shares of stock, directors may be removed for any reason upon the affirmation vote of holders of at least a majority of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class and (ii) on and after the date the Sponsors cease to own at least 40% of all the then outstanding shares of stock directors may be removed only upon the affirmative vote of holders of at least 75% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our amended and restated bylaws also provide that, except as set forth in the stockholders agreement, any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum.

No Cumulative Voting

        The Delaware General Corporation Law ("DGCL") provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not expressly provide for cumulative voting.

Calling of Special Meetings of Stockholders

        Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time by the board or a committee of the board which has been designated by the board.

Stockholder Action by Written Consent

        The DGCL permits stockholder action by written consent unless otherwise provided by amended and restated certificate of incorporation. Our amended and restated certificate of incorporation precludes stockholder action by written consent after the date on which the Sponsors cease to own at least 40% of all the then outstanding shares of stock.

  Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

        Generally, to be timely, a stockholder's notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the date on which we first mailed our proxy materials for the preceding year's annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may impede stockholders' ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Supermajority Provisions

        The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our amended and restated certificate of incorporation provides that the following provisions in the amended and restated certificate of incorporation and bylaws may be amended only by a vote of at least 75% of the voting power of all of the outstanding shares of our stock entitled to vote:

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  the removal of directors;

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  the limitation on stockholder action by written consent;

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  the ability to call a special meeting of stockholders being vested solely in our board of directors and the chairman of our board; and

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  the amendment provision requiring that the above provisions be amended only with a 75% supermajority vote.

        In addition, our amended and restated certificate of incorporation grants our board of directors the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our amended and restated certificate of incorporation.

Limitations on Liability and Indemnification of Officers and Directors

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

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  for breach of duty of loyalty;

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  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

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  under Section 174 of the DGCL (unlawful dividends); or

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  for transactions from which the director derived improper personal benefit.

        Our amended and restated certificate of incorporation and bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Delaware Anti-takeover Statute

        We have opted out of Section 203 of the DGCL. Subject to specified exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder. "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the "interested stockholder." Subject to various exceptions, an "interested stockholder" is a person who together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change- in control attempts.

Transfer Agent and Registrar

        The Bank of New York is the transfer agent and registrar for our common stock.

Listing

        Our common stock trades on the New York Stock Exchange under the symbol "FCL."

Authorized but Unissued Capital Stock

        The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as our common stock is listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

VALIDITY OF THE SHARES

        The validity of the shares of common stock to be sold hereunder will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. A private investment fund comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related parties and others owns an interest representing less than 1% of the capital commitments of funds controlled by one of our large shareholders, The Blackstone Group.

EXPERTS — INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements of RAG American Coal Holding, Inc. as of December 31, 2003, for each of the two years in the period ended December 31, 2003 and for the period from January 1, 2004 through July 29, 2004 (date of sale) appearing in Foundation Coal Holdings, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2004 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Foundation Coal Holdings, Inc. as of December 31, 2004 and for the period from February 9, 2004 (date of formation) through December 31, 2004 appearing in Foundation Coal Holdings, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2004 (including schedules appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses payable in connection with the distribution of the securities being registered. All amounts are estimated. The Securities and Exchange Commission registration fee will be calculated and paid in accordance with Rule 457(r).

Printing and Engraving Expenses	150,000
Legal Fees	150,000
Accounting Fees	150,000
Miscellaneous Expenses	50,000

Total	$500,000

Item 15.    Indemnification of Directors and Officers.

        As permitted by Section 102 of the Delaware General Corporation Law, or the DGCL, our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director.

        Our amended and restated certificate of incorporation and by-laws also provide that:

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  we must indemnify our directors and officers to the fullest extent permitted by Delaware law;

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  we may advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware Law; and

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  we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by our board of directors.

        Pursuant to Section 145(a) of the DGCL, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of our company or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), we shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        The indemnification provisions contained in our certificate of incorporation and by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we will maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 16.    Exhibits and Financial Statement Schedules.

        A list of exhibits filed with the registration statement on Form S-3 is set forth in the Exhibit Index and is incorporated into this Item 16 by reference.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be this initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Linthicum Heights, State of Maryland, on January 24, 2006.

Foundation Coal Holdings, Inc.
By:	/s/ FRANK J. WOOD Name: Frank J. Wood Title: Senior Vice President and Chief Financial Officer

        We, the undersigned officers and directors of Foundation Coal Holdings, Inc., hereby severally constitute and appoint Frank J. Wood and Greg A. Walker, and each of them acting alone, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 24, 2006.

Signature	Title

/s/ JAMES F. ROBERTS James F. Roberts	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ FRANK J. WOOD Frank J. Wood	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ DAVID I. FOLEY David I. Foley	Director
/s/ ALEX T. KRUEGER Alex T. Krueger	Director
/s/ WILLIAM E. MACAULAY William E. Macaulay	Chairman of the Board and Director
/s/ PRAKASH A. MELWANI Prakash A. Melwani	Director
/s/ P. MICHAEL GIFTOS P. Michael Giftos	Director
/s/ WILLIAM J. CROWLEY, JR. William J. Crowley, Jr.	Director
/s/ JOEL RICHARDS, III Joel Richards, III	Director
/s/ ROBERT C. SCHARP Robert C. Scharp	Director

EXHIBIT INDEX

Exhibit No.		Description of Exhibit
1.1	*	Form of Underwriting Agreement
2.1	**	Stock Purchase Agreement, dated as of May 24, 2004, between RAG Coal International AG and Foundation Coal Corporation (formerly known as American Coal Acquisition Corp.)
2.2	**	Agreement and Plan of Merger, dated as of August 9, 2004, between Foundation Coal Holdings, LLC and Foundation Coal Holdings, Inc.
4.1	**	Form of certificate of Foundation Coal Holdings, Inc. common stock
4.2	**	Amended and Restated Stockholders Agreement, dated as of October 4, 2004, by and among Foundation Coal Holdings, Inc., Blackstone FCH Capital Partners IV, L.P., Blackstone Family Investment Partnership IV-A L.P., First Reserve Fund IX, L.P., AMCI Acquisition, LLC and the management stockholders parties thereto
5.1		Form of Opinion of Simpson Thacher & Bartlett LLP
23.1		Form of consent of Simpson Thacher & Bartlett LLP (included as part of the form of opinion filed as Exhibit 5.1 hereto)
23.2		Consent of Ernst & Young LLP
24		Powers of Attorney (included on the signature of this registration statement)

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein if the common stock is sold through one or more underwriters.
**
Incorporated by reference from the corresponding numbered exhibit of the Company's Registration Statement on Form S-1 (File No. 333-118422).

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ABOUT THIS PROSPECTUS
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
OUR COMPANY
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
VALIDITY OF THE SHARES
EXPERTS — INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX